EXHIBIT 99.1

FDA Confirms Sperm and Testosterone Endpoints as Key Parameters for Assessment of Androxal(R) Versus Approved Topical Gel and Placebo

  Schedule for study completion remains unaffected
  Company anticipates submission of NDA by year end 2014

THE WOODLANDS, Texas, July 16, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced it has received additional guidance from the FDA regarding primary endpoints for the two studies, ZA-304 and ZA-305, that it is currently conducting comparing Androxal® to the leading approved testosterone gel and placebo. The FDA proposed three co-primary endpoints:

  Percentage change from baseline in sperm concentration comparing Androxal® to the leading U.S. testosterone replacement therapy;
  Proportion of men obtaining a testosterone in the normal range; and
  Percentage of men that exhibit sperm ≥ 10 million/mL at the end of 16 weeks of dosing and testosterone in the normal range, comparing Androxal® to a testosterone gel as well as comparing Androxal® to placebo.

The primary endpoints and statistical analysis plan outlined for ZA-304 and ZA-305 below are being modified to comply with the FDA suggestions. The Company believes the two studies are adequately powered to meet these endpoints.

About ZA-304 & ZA-305

Each study is designed to enroll 120 men, 40 each into three parallel arms: Androxal®, approved topical gel and placebo. All three arms are blinded and "double dummied," meaning men will receive both an active dose and a placebo mimicking the other active. Men on placebo will receive two placebos, one for each active. The studies will be of 17 week duration, 16 weeks dosing and 1 week follow-up.

Men (≤ 60 years of age) enrolled in the studies must exhibit sperm counts in the normal range at baseline (> 15 million/mL) on two separate days separated by at least two days. Men also must exhibit morning testosterones of < 300 ng/dL on both of those days to be eligible to enter each study.

A variety of different efficacy and safety comparisons will also be made. These include excursions of testosterone outside of the normal range as well as impact on testosterone levels after study drug is stopped. Safety assessments will include impact on hematocrit, an important cardiovascular safety marker.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:

         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com